UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2006

BroadVision, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28252	94-3184303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1600 Seaport Boulevard, 5th Floor, North Building, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 261-5100

585 Broadway Street, Redwood City, California 94063
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2006, BroadVision, Inc. ("BroadVision") signed a sublease agreement with Dexterra, Inc. ("Dexterra") to sublease the second floor of Building 6 in Pacific Shores Center containing approximately 22,509 rentable square feet of office space located at 1600 Seaport Boulevard, Redwood City, California.

The sublease term commences on January 8, 2007 (the "Commencement Date") and expires on June 30, 2012 unless earlier terminated. The monthly base rent for the sublease is

Month Square Footage Rate/SF/Month
1 – 7 12,000 $1.85 NNN
8 – 12 22,509 $1.85 NNN
13 – 24 22,509 $1.91 NNN
25 – 36 22,509 $1.96 NNN
37 – 48 22,509 $2.02 NNN
49 – 60 22,509 $2.08 NNN
61 – 66 22,509 $2.14 NNN

Traditional triple-net (NNN) operating expenses and any utilities and janitorial expenses are excluded from the base rent. Dexterra will be responsible for a proportionate share of such expenses and any other expenses payable by BroadVision under its master lease for its Pacific Shores Center premises.

Dexterra would have the right to terminate the sublease at the end of the 36th month from the Commencement Date, upon six months’ prior written notice to BroadVision and payment of a termination fee equal to three months’ base rent.

The foregoing is a summary description of the terms and conditions of the sublease agreement and by its nature is incomplete. It is qualified in its entirety by reference to the sublease agreement, which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
10.1 Sublease dated December 21, 2006 between BroadVision, Inc. and Dexterra, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BroadVision, Inc.

January 9, 2007	By:	/s/ Pehong Chen

Name: Pehong Chen
Title: President, Chief Executive Officer and Interim Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Sublease dated December 21, 2006 between BroadVision, Inc. and Dexterra, Inc.